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                                    EXHIBIT 1


                             JOINT FILING AGREEMENT


         The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Patina Oil & Gas Corporation dated July 8, 1999 is, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

         Date:  July 8, 1999.

                                         SOUTHWESTERN EAGLE L.L.C.


                                         By: /s/ James W. Williams, Jr.
                                             ---------------------------
                                         Name:    James W. Williams, Jr.
                                         Title:   Manager



                                         /s/ James W. Williams, Jr.
                                         ------------------------------
                                         James W. Williams, Jr.



                                         /s/ H. Hunter White, III
                                         ------------------------------
                                         H. Hunter White, III